Exhibit 99.2

Principal Ownership of Voting Securities of the Guarantors

Name of Guarantor	Record Owner	Title of Class Owned	Amount Owned	Percentage of Voting Securities Owned
38286 Bermuda Ltd	CHC Helicopter S.A.	Common	177,995,763	100%
6922767 Holding S.à r.l.	CHC Helicopter S.A.	Shares	1,228,377,778	100%
Capital Aviation Services B.V.	CHC Hoofddorp B.V.	Shares	202	100%
CHC Den Helder B.V.	CHC Netherlands B.V.	Shares	18,000	100%
CHC Global Operations (2008) ULC	CHC Helicopter (5) S.à r.l.	Common Shares	1	100%
CHC Global Operations Canada (2008) ULC	CHC Helicopter (4) S.à r.l.	Common Shares	17,995,942	100%
CHC Global Operations International ULC	CHC Helicopter (3) S.à r.l.	Common Shares	7,932,911	100%
CHC Helicopter Australia Pty Ltd	Lloyd Helicopter Services Pty Ltd., Lloyd Bass Strait Helicopters Pty Ltd.	Ordinary	2 1	66.7% 33.3%
CHC Helicopter Holding S.à r.l.	6922767 Holding S.à r.l.	Shares	12,511	100%
CHC Helicopter S.A.	CHC Helicopter Holding S.à r.l.	Class A Shares Class B Shares Class C Shares Class D Shares Class E Shares Class F Shares Class G Shares Class H Shares Class I Shares Class J Shares	49,454,147 49,454,147 49,454,147 49,454,147 49,454,147 49,454,147 49,454,147 49,454,147 49,454,147 49,454,147	100%
CHC Helicopters (Barbados) Limited	CHC Helicopters (Barbados) SRL	Common Shares Series A Redeemable Preference Shares	50,722,135 23,317	100%

CHC Holding (UK) Limited	Heli-One Holdings (UK) Limited	Ordinary Shares ‘A’ Preference Shares ‘B’ Preference Shares	36,537,458 5,259,000 1,052,000	100%
CHC Holding NL B.V.	CHC Helicopter S.A.	Shares	19,000	100%
CHC Hoofddorp B.V.	CHC Netherlands B.V.	Shares	180	100%
CHC Leasing (Ireland) Designated Activity Company	CHC Helicopter S.A.	100,000	100	100%
CHC Netherlands B.V.	CHC Holding NL B.V.	Shares	183	100%
CHC Norway Acquisition Co AS	CHC Netherlands B.V.	Shares	26,000	100%
Heli-One (Netherlands) B.V.	CHC Hoofddorp B.V.	Shares	200	100%
Heli-One (Norway) AS	CHC Norway Acquisition Co AS	Shares	2,000	100%
Heli-One (U.S.) Inc.	CHC Helicopter S.A.	Common Stock	100	100%
Heli-One (UK) Limited	CHC Holding (UK) Limited	Ordinary Shares ‘A’ Participating Ordinary Shares Cumulative Redeemable ‘A’ Preference Shares Cumulative Redeemable ‘B’ Preference Shares	1,500,000 1,000,000 6,750,000 3,250,000	100%
Heli-One Canada ULC	CHC Helicopter (1) S.à r.l.	Common Shares Class B Preferred Shares	143,409,759 1	100%
Heli-One Holdings (UK) Limited	CHC Helicopter S.A.	Ordinary	58,775,753	100%
Heli-One Leasing (Norway) AS	CHC Norway Acquisition Co AS	Shares	1,500	100%
Heli-One Leasing ULC	CHC Helicopter (2) S.à r.l.	Common Shares	95,825,939	100%
Heli-One USA Inc.	Heli-One (U.S.) Inc.	Common Shares	1,000	100%
Heliworld Leasing Limited	Heli-One (UK) Limited	Ordinary Shares	1	100%
Integra Leasing AS	CHC Norway Acquisition Co AS	Shares	150	100%
Lloyd Bass Strait Helicopters Pty Ltd	Lloyd Helicopter Services Pty Ltd.	Ordinary Shares	2	100%
Lloyd Helicopter Services Limited	CHC Norway Acquisition Co AS	Ordinary Shares Redeemable Ordinary Shares	30,000,000 10,000,000	100%
Lloyd Helicopter Services Pty Ltd	Management Aviation Limited	Ordinary Shares	54,800,000	100%
Lloyd Helicopters International Pty Ltd.	Lloyd Bass Strait Helicopters Pty Ltd.	Ordinary Shares	2	100%
Lloyd Helicopters Pty Ltd	Lloyd Helicopter Services Pty Ltd.	Class A	1,000	100%
Management Aviation Limited	Lloyd Helicopter Services Limited	Ordinary Shares	25,651,354	100%